UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2012 (September 17, 2012)

COMMUNITY FIRST, INC.

(Exact name of registrant as specified in charter)

Tennessee	0-49966	04-3687717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South James M. Campbell Blvd. Columbia, TN		38401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (931) 380-2265

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 17, 2012 Community First Bank & Trust (the “Bank”), a wholly owned bank subsidiary of Community First, Inc. (the “Company”), and First Citizens National Bank (“First Citizens”) entered into a Purchase and Assumption Agreement (the “Agreement”) that provides for the sale of certain assets and the transfer of certain liabilities relative to the Bank’s branch office located at 9045 Carothers Parkway, Franklin, Tennessee 37067 (the “Cool Springs Branch”). Under the terms of the Agreement, First Citizens will purchase certain assets of the Cool Springs Branch, including the real property on which the Cool Springs Branch is located (the “Real Property”), the leases associated with the Real Property, approximately $26 million in loans (subject to adjustment between September 17, 2012 and the closing date) and the fixtures and equipment which are associated with the Cool Springs Branch. First Citizens will also assume certain liabilities, including substantially all of the deposit liabilities associated with the Cool Springs Branch (which totaled approximately $56 million as of September 17, 2012). The purchase price for the assets purchased by First Citizens including the Real Property will be the Bank’s net book value for such assets. First Citizens will pay a premium of 4% on the deposit liabilities assumed. To the extent that the liabilities assumed by First Citizens exceed the value of the assets purchased by First Citizens plus the amount of the deposit premium, the Bank will make a cash payment to First Citizens equal to such difference.

The Agreement includes customary representations, warranties and covenants as well as customary indemnification and termination provisions. In addition, the Agreement includes a non-competition provision pursuant to which the Bank has agreed that for a period of three years from the closing date it will not open a new branch in Williamson County, Tennessee. The transaction, which is subject to receipt of required regulatory approvals and the satisfaction of certain customary closing conditions, is expected to be completed during the fourth quarter of 2012.

The foregoing description of the Agreement is qualified in its entirety by the terms of the Agreement. Please refer to the Agreement, which is incorporated herein by reference and attached hereto as Exhibit 2.1.

Item 7.01	Regulation FD Disclosure.

On September 21, 2012 the Company and First Citizens jointly issued a press release announcing the sale by the Bank of certain of the assets and liabilities of the Cool Springs Branch to First Citizens. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibit furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the purchase and assumption transaction contemplated by the Agreement. The forward-looking statements contained herein and in the exhibit furnished herewith involve risks and uncertainties that could cause the Company’s actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Agreement to satisfy the conditions to closing specified in the Agreement (including, but not limited to the condition tied to First Citizens’ satisfactory completion of its due diligence investigation) and the risk that because of business, economic or market conditions, or because the parties are unable to secure required regulatory approval for the transactions contemplated by the Agreement, that the sale of the Cool Springs Branch by the Bank may not be consummated. More information about the Company and other risks related to the Company are detailed in the Company’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2011 and its subsequent quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission. The Company does not undertake an obligation to update forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are furnished herewith:

Exhibit No.	Exhibit Description

2.1	Purchase and Assumption Agreement, dated September 17, 2012, by and between First Citizens National Bank and Community First Bank & Trust*

99.1	Press release of Community First, Inc. and First Citizens National Bank dated September 21, 2012.

*	Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST, INC.

By:	/s/ Jon Thompson
Name:	Jon Thompson
Title:	Chief Financial Officer

Date: September 21, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Purchase and Assumption Agreement, dated September 17, 2012, by and between First Citizens National Bank and Community First Bank & Trust.*

99.1	Press release of Community First, Inc. and First Citizens National Bank dated September 21, 2012.

*	Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.